                         MEDIACOM LLC AND SUBSIDIARIES

          Calculation of the Deficiency of Earnings to Fixed Charges

                            (Thousands of dollars)

                                                                                     For the period
                                                                                     March 12, 1996     Year Ended
                                                   Years Ended December 31,          to December 31,   December 31,
                                             1993           1994           1995           1996             1997
                                         ------------   ------------   ------------   ------------     ------------

Earnings:
 Loss from operations                        $ 2,576        $ 2,485        $ 2,565        $ 1,953          $ 4,596
 Add :
  Fixed charges                                 (903)          (878)          (935)        (1,528)          (4,829)
                                         ============   ============   ============   ============     ============
Earnings, as adjusted                        $ 1,673        $ 1,607        $ 1,630          $ 425           $ (233)
                                         ============   ============   ============   ============     ============


Fixed Charges:
 Interest on debt                                903            878            935          1,528            4,829
                                         ============   ============   ============   ============     ============
Total fixed charges                            $ 903          $ 878          $ 935        $ 1,528          $ 4,829
                                         ============   ============   ============   ============     ============


Deficiency of earnings to fixed charges      $ 2,576        $ 2,485        $ 2,565        $ 1,953          $ 4,596
                                         ============   ============   ============   ============     ============

                                                                              Proforma (1)
                                                                                      Three Months
                                             Three Months Ended        Year Ended        Ended
                                                 March 31,            December 31,      March 31,
                                            1997           1998           1997            1998
                                        ------------   ------------   ------------    ------------

Earnings:
 Loss from operations                       $ 1,074        $ 9,975       $ 41,320        $ 11,414
 Add :
  Fixed charges                                (889)        (5,017)       (26,099)         (6,547)
                                        ============   ============   ============    ============
Earnings, as adjusted                       $   185        $ 4,958       $ 15,221        $  4,867
                                        ============   ============   ============    ============


Fixed Charges:
 Interest on debt                               889          5,017         26,099  (2)      6,547  (2)
                                        ============   ============   ============    ============
Total fixed charges                         $   889        $ 5,017       $ 26,099        $  6,547
                                        ============   ============   ============    ============


Deficiency of earnings to fixed charges     $ 1,074        $ 9,975       $ 41,320        $ 11,414
                                        ============   ============   ============    ============

        (1) Refer to the unaudited pro forma consolidated financial data for further detail

        (2) Adjusted for (i) additional interest expense on incremental indebtedness arising from the purchase of the 1998 Systems; (ii) reversing historical interest expense of the 1998 Systems; (iii) additional interest expense arising due to the Offering.